Exhibit 10.4

Triton Distribution Systems, Inc.

CONSULTING AGREEMENT

Effective September 6, 2006 Univest Group, Ltd. ("Consultant") and Triton Distribution Systems, Inc. (“TDSI” or the "Company") agree as follows:

1. Services and Payment. In consideration of the mutual promises set forth herein and payment in accordance with Exhibit A, Consultant agrees to undertake and complete the Services (as described in Exhibit A) in accordance with and on the schedule specified in Exhibit A.

2. Ownership, Rights, Proprietary Information.

a.
All intellectual property rights, trade secrets and other proprietary rights of the Company prior to the date of this Agreement shall be retained by the Company and all intellectual property rights, trade secrets and other proprietary rights of Consultant prior to the date of this Agreement shall be retained by Consultant.

b.
Consultant agrees that all non-public information, documents and materials of the Company is proprietary to the Company and, except as set forth below, will maintain the confidentiality of such information. The Company agrees that all non-public information, documents and materials of Consultant is proprietary to Consultant and, except as set forth below, will maintain the confidentiality of such information. Consultant and the Company may disclose such information (i) to any of its employees, officers, directors or advisors, provided that such recipient is aware of the confidential nature of the information (ii) that becomes public or (iii) as it is required to disclose by any law, rule, regulation or any governmental entity. Upon termination and as otherwise requested by disclosing party, each of the parties hereto will return all items and copies containing or embodying such information, except that Consultant may keep personal copies of their compensation records and this Agreement.

c.
Consultant agrees that during the period over which it is (or was supposed to be) providing Services, Consultant will not encourage or solicit any employee or consultants of the Company to leave Company for any reason.

3. Warranty. Consultant warrants that: the Services will be performed in a professional and workmanlike manner. Consultant warrants and represents that it has conducted a conflict of interest check with respect to this engagement and that it currently is not aware of any actual or potential conflict with respect thereto. Consultant agrees that it shall advise Company immediately should it become aware of any such conflict or potential conflict.

4. Exclusivity; Minimum Availability. Consultant agrees that it shall not perform consulting work related to the Services for any third party competitor in the Exclusive Region during the exclusivity period specified in Exhibit A without the prior written consent of Company, which shall not be unreasonably withheld. Consultant or Country Sub-Consultants (as defined below) shall be available to perform Services pursuant to this Agreement for such time as shall be mutually agreed upon between the Company and Consultant or as specified or Exhibit A. The Company agrees unless this Agreement is terminated or the exclusivity period expires in accordance with Exhibit A that Consultant shall be the exclusive provider of the Services in the Exclusive Region and that it shall not directly or indirectly through the use of any other person or entity to perform the Services in the Exclusive Region. The “Exclusive Region” shall include all of the following countries: Jordan, Lebanon, Syria, Kuwait, the United Arab Emirates, Saudi Arabia, South Africa, Sri Lanka, Bahrain, Qatar, Oman, Yemen, Iraq, Iran, Turkey, Egypt, Libya, Algeria, Morocco, Tunisia and Sudan.

5. Termination. This engagement may be terminated at any time by mutual agreement of the parties. Any notice hereunder shall be deemed delivered either when personally served or served electronically or by facsimile on the party to receive notice, or, if served by U.S. Mail, three (3) days following its deposit in the U.S. Mail, addressed to the party to receive notice at the address of such party appearing in this engagement letter or at such other address as is specified by such party as its address for notices. Sections 2 and 3 and 5 through 11 of this Agreement, Exhibit A (including the obligation to reimburse expenses and to pay compensation for life of a contract with a travel vendor company (including any extensions thereon)) and any remedies for breach of this Agreement shall survive any termination or expiration.

6. Relationship of the Parties. Notwithstanding any provision hereof, for purposes of this Agreement Consultant shall be and act as independent contractor and not as partners or joint venture participants of the Company and shall not bind nor attempt to bind the Company to any contract. Consultant is an independent contractor and is solely responsible for all its taxes, withholdings, and other statutory or contractual obligations including, but not limited to, Workers' Compensation Insurance; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims, damages, liability, attorneys' fee and expenses on account of an alleged failure by Consultant to satisfy any such obligations.

7. Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Company, except that any Consultant may subcontract its rights and obligations in any country to an affiliate as long as prior written notice is given to the Company (each, a “Country Sub-Consultant”) or to Walter Terry or an entity controlled by him. Except as referred to above, any other attempt to assign, transfer or subcontract shall be void. Without limiting the foregoing, any assignment of this Agreement (by operation of law, merger, reverse merger, change of control or otherwise) by the Company shall not be permitted unless the assignee of this Agreement agrees in writing to assume the obligations of the Company hereunder.

8. Notice. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set for the herein or such other address as such party last provided to the other by written notice.

9. Miscellaneous. Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes, modifications, or waivers to any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

10. Arbitration and Equitable Relief.

a)
Disputes. Except as provided in Section 10(d) below, the Company and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration with the American Arbitration Association (“AAA”) located in San Francisco, California, in accordance with AAA’s current commercial arbitration rules. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration.

b)
Consent to Personal Jurisdiction. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

c)
Costs. The non-prevailing party in any arbitration shall pay the costs and expenses of the arbitrator in respect of such arbitration. In any court action at law or equity or in respect of any arbitration, which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the parties shall be responsible for their own attorney's fees.

d)
Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

e)
Acknowledgement. CONSULTANT HAS READ AND UNDERSTAND SECTION 10, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 10(d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

11. Indemnity. The Company shall indemnify, defend and hold harmless Consultant, its affiliates, officers, directors, employees, advisors, shareholders, partners and owners from and against all losses, damages and claims, including reasonable attorney’s fees and expenses resulting from or arising out of the performance of the Services by Consultant, except Consultant shall not be entitled to any indemnification hereunder arising out of its willful misconduct or gross negligence as determined by a final judgment of a court of competent jurisdiction. Consultant shall indemnify, defend and hold harmless the Company from and against all losses, damages and claims, including reasonable attorney’s fees and expenses directly attributable to its willful misconduct or gross negligence in the performance of its duties hereunder as determined by a final judgment of a court of competent jurisdiction, except that the Company shall not be entitled to indemnification hereunder to the extent such losses, damages and claims are also attributable to its willful misconduct or gross negligence.

12. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document. This Agreement shall be binding on all successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written

Company

_______________________________
Name:
Title:

Consultant

Univest Group

_______________________________
Name:
Title:

EXHIBIT A to Consulting Agreement between Univest Group, Ltd. (“Consultant”) and Triton Distribution Systems, Inc. (“TDSI” or “Company”) effective September 6, 2006.

SERVICES
During the term of this engagement, Consultant directly or through a Country Sub-Consultant or other permitted assign shall identify and refer travel vendor companies in the Exclusive Region and elsewhere to the Company as potential customers of the Company’s products. Individual travel vendor companies shall be approved by the Company before being targeted by Consultant. Consultant shall make one of its officers available to attend meetings at the Company's One Harbor Drive, Suite 300, Sausalito, California office on such basis as the parties from time to time agree reasonably may be required in order for Consultant to perform adequately and cost-effectively the services to be rendered by it hereunder. Meetings in Sausalito shall not be required more often than once semi-annually of up to three days duration. Company will make every effort to ensure that Consultant is given at least 2 weeks advance notice of meeting dates in Sausalito. The Company shall pay the travel, lodging and other related expenses of Consultant incurred by the Consultant in connection with the semi-annual meetings in Sausalito within a reasonable period of time following notice thereof. Consultant shall perform services to be rendered hereunder at and from their established office.

TERM
This engagement shall commence on the date hereof and shall continue through until terminated in accordance with its terms. The exclusivity provided for in Section 4 of this engagement shall initially last until February 29, 2008 and shall be automatically renewed for successive eighteen-month periods as long as during each such prior period Consultant has generated segments through the TDS system or have referred clients to the Company. For the avoidance of doubt, Consultant shall not be obligated to perform any Services for the Company, except that the failure to perform any such Services will likely result in the expiration of the exclusivity period as described above. By no later than (30) days following, as applicable, each eighteen-month anniversary of this agreement and the date of termination of this engagement, Company shall pay and deliver to Consultant, in full: (i) any and all amounts accrued and unpaid for services rendered Company by Consultant through such date, as applicable, and (ii) reimbursement of any and all costs advanced and expenses incurred by Consultant on behalf of Company with respect to this engagement through such date, as applicable.

COMPENSATION
Except as set forth below, Company shall compensate Consultant in total for services rendered hereunder at the rate of Fifteen Percent (15%) of gross segment revenue (the “Base Rate”) to the Company for business attributed to Consultant’s and its Country-Sub Consultants efforts and for any business with any client whose primary operations are in the Exclusive Region. In the event that the Company receives gross segment revenue from the business referred to in the previous sentence in excess of $2.00 per segment, Company shall compensate Consultant for such excess at the rate of Seventy-Five Percent (75%) of such excess. If the underlying market conditons have significantly adversely changed or if the clients have requested or made signifcantly adverse changes to its contract terms with Company, Company shall be permitted to renogotiate the Base Rate with Consultant, provided that such rate shall not be lower than Ten Percent (10%) (the “Floor Rate”). Company shall have the right to conduct such renegotiations once every 18 months and any such adjusted Base Rate shall only apply to contracts with customers signed on or after the commencement of such new period, with the first such period commencing on March 1, 2008. With respect to each travel vendor company, Compensation shall be paid only for the period of the Company’s contract with such travel vendor company, including any renewal of such contract, provided that upon any such renewal, the parties may renegotiate the compensation paid to Consultant in respect of such renewed contract if the renewed contract contains materially different payment terms with the Company, provided that such compensation shall not be less than the Floor Rate. Compensation shall be paid by the 30th day of the month following the month in which the company receives payment attributable to Consultant’s efforts. Consultant shall receive a monthly revenue report thirty days after the monthly revenue is received by TDSI. The Company agrees to assist with basic Triton Distribution Systems, Inc. marketing materials, but all other expenses including specific Consultant’s marketing expenses and materials, office rent, supplies and utilities, liability insurance, etc. shall be paid by Consultant unless otherwise mutually agreed upon by Consultant and the Company.

TRAVEL
Except as set forth above, all travel and entertainment necessary to sell and market Company products in the Exclusive Region shall be at the sole expense of Consultant unless otherwise mutually agreed upon by the Company and Consultant.